As filed with the Securities and Exchange Commission on September 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELLRING BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3296749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2503 S. Hanley Road

St. Louis, Missouri 63144

(Address of Principal Executive Offices, including Zip Code)

BellRing Brands, Inc. 2019 Long-Term Incentive Plan

(Full title of the plan)

Craig L. Rosenthal

Chief Legal Officer and Secretary

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

(314) 644-7600

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering an additional 6,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of BellRing Brands, Inc. (the “Company”) reserved for issuance under BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “Plan”). These additional shares of Common Stock were reserved for issuance in connection with the amendment and restatement of the Plan, which was approved by shareholders on February 6, 2023 at the Company’s 2023 Annual Meeting of Stockholders.

These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-234290) on Form S-8 was filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 22, 2019 (the “Original Registration Statement”). On March 11, 2022, in connection with the spin-off of BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc.), a Delaware corporation (“Old BellRing”) from Post Holdings, Inc. and related transactions, including the merger of the Company with and into Old BellRing, the Company (as the successor registrant to Old BellRing) filed Post-Effective Amendment No. 1 to the Original Registration Statement (the “Post-Effective Amendment”) to reflect the adoption by the Company of the Original Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, as amended by the Post-Effective Amendment, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated herein by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed on November 21, 2023;

•

the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023, filed on February 6, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May  7, 2024 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June  30, 2024, filed on August 6, 2024;

•	the Company’s Current Reports on Form 8-K filed with the SEC on November 6, 2023, February 5, 2024 and February 29, 2024 (other than the documents, or portions thereof, not deemed to be filed); and

•

the description of the Company’s securities contained in Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed on November 21, 2023, including any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Class A Common Stock offered hereby has been passed upon by Craig L. Rosenthal, the Company’s Chief Legal Officer and Secretary. Mr. Rosenthal is paid a salary by the Company and participates in various employee benefit plans offered to employees generally as well as in plans offered to a limited number of key employees. Mr. Rosenthal is eligible to participate in the Plan.

Item 8. Exhibits.

Exhibit No.	Description

4.1	BellRing Brands, Inc. Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Second Form 8-K filed on March 10, 2022).

4.2	BellRing Brands, Inc. Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Second Form 8-K filed on March 10, 2022).

4.3	BellRing Brands, Inc. 2019 Long-Term Incentive Plan (Incorporated by reference to Exhibit 4.3 of the Form S-8 of BellRing Brands, Inc. filed with the SEC on October 22, 2019).

5.1*	Opinion of Craig L. Rosenthal, Esq., Chief Legal Officer and Chief Compliance Officer of BellRing Brands, Inc.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Craig L. Rosenthal. Esq., Chief Legal Officer and Chief Compliance Officer of BellRing Brands, Inc. (included in Exhibit 5.1)

107.1*	Filing Fees.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on this September 12, 2024.

BellRing Brands, Inc.

By:	/s/ Craig L. Rosenthal
Name:	Craig L. Rosenthal
Title:	Chief Legal Officer and Chief Compliance Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint Robert V. Vitale, Darcy H. Davenport, Paul A. Rode and Craig L. Rosenthal, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 12th day of September 2024.

Signature	Title

/s/ Darcy H. Davenport Darcy H. Davenport	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul A. Rode Paul A. Rode	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Robert V. Vitale Robert V. Vitale	Executive Chairman of the Board of Directors

/s/ Shawn W. Conway Shawn W. Conway	Director

/s/ Thomas P. Erickson Thomas P. Erickson	Director

/s/ Jennifer Kuperman Johnson Jennifer Kuperman Johnson	Director

/s/ Chonda J. Nwamu Chonda J. Nwamu	Director

/s/ Elliot H. Stein, Jr. Elliot H. Stein, Jr.	Director